SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 3, 2004

BNC Bancorp
(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	000-50128 (Commission File Number)	47-0898685 (IRS Employer Identification No.)

831 Julian Avenue Thomasville, North Carolina 27361
(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 476-9200

N/A (Former name or former address, if changed since last report)

Item 7 – Exhibits

99	Additional Exhibits

(a) Press Release dated May 3, 2004

Item 9 – Regulation FD Disclosure (disclosing information pursuant to Item 12 Results of Operations and Financial Condition)

(a) On May 3, 2004, the Registrant issued a news release to announce its earnings for the quarter ended March 31, 2004.

As of March 31, 2004, the Company had 3,493,621 shares outstanding.

Disclosures About Forward Looking Statements

The discussions included in this document and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions of judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing conditions or strategies of the Company’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions.

The news of this event was released on May 3, 2004, as evidenced by Exhibit 99(a) to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNC BANCORP
Date: May 3, 2004	By:	/s/ W. SWOPE MONTGOMERY, JR. W. Swope Montgomery, Jr., President and Chief Executive Officer